UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               Amendment No. 2 to
                                    FORM 8-K
                (Amending Form 8-K/A filed on December 22, 1999,
               which amended Form 8-K filed on December 13, 1999)


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 28, 1999

                         APPLIED DIGITAL SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)


        Missouri                      000-26020                  43-1641533
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


 400 Royal Palm Way, Suite 410, Palm Beach, Florida                    33480
    (Address of principal executive officers)                       (Zip Code)

Registrant's telephone number, including area code:   561-366-4800

Item 2.  Acquisition or Disposition of Assets.

         On December 13, 1999, the Registrant, Applied Digital Solutions, Inc., filed a Current Report on Form 8-K reporting the proposed sale of all of the Registrant's 4,942,284 shares of TigerTel, Inc., its Canadian subsidiary ("TigerTel") to AT&T Canada Corp., a Canadian corporation ("AT&T Canada"), and by amendment filed on December 22, 1999, filed the Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and TigerTel relating to AT&T Canada's all cash take-over bid for 100% of TigerTel's common shares.

         On December 30, 1999, the  Registrant  completed the sale of all of its common shares of TigerTel to AT&T Canada for CDN$45,716,127 (US$31,301,695). Pursuant to AT&T Canada's all cash offer, approximately 96.7% of TigerTel's
7,500,000 outstanding shares were tendered to AT&T at CDN$9.25 per share (US$6.26).* In addition, AT&T Canada agreed to refinance TigerTel's approximately CDN$10,000,000 in debt provided under the Registrant's Term and Revolving Credit Agreement.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1 Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and TigerTel, Inc. **
99.2 Lock-Up Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and Applied Digital Solutions, Inc. **
99.3     Press release dated January 3, 2000.

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*       The actual  exchange  rate received by  the Registrant differs  from the preliminary exchange rate reported in the press release dated January 3, 2000, filed herewith as Exhibit 99.3.

**      Previously filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             APPLIED DIGITAL SOLUTIONS, INC.
                                             (Registrant)

                                                     /s/ David A. Loppert
Date:  January 11, 2000                      -----------------------------------
                                                      David A. Loppert
                                                       Vice President